Exhibit 8.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

July 10, 2024

Board of Directors
McEwen Mining Inc.
150 King Street West, Suite 800
Toronto, Ontario, M5H 1J9

Ladies and Gentlemen:

This firm has acted as tax counsel to McEwen Mining Inc. (the “Company”) in connection with the transactions contemplated by the Agreement and Plan of Merger (the “Agreement”), by and among the Company, Timberline Resources Corporation (“Timberline”), and Lookout Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) as further described in the registration statement on Form S-4 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”). We are providing this opinion letter to be filed as an exhibit to the Registration Statement. Capitalized terms used herein and which are defined in the Agreement shall have the meanings set forth in the Agreement unless otherwise defined herein.

In connection with the preparation of this opinion letter, we have examined, and with your consent relied upon, without any independent investigation or review thereof, the following documents (including all exhibits and schedules thereto): (1) the Agreement; (2) the Registration Statement; and (3) such other instruments and documents related to the formation, organization, and operation of the Company, Timberline and Merger Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate (the documents described in clauses (1) through (3), collectively the “Reviewed Documents”).

Assumptions and Representations

In connection with rendering this opinion letter, we have assumed or obtained representations (which with your consent we are relying upon, and upon which our opinion is premised, without any independent investigation or review thereof), including that:

1.
(A) All information contained in each of the documents we have examined and upon which we have relied in connection with the preparation of this opinion letter is accurate and completely describes all material facts relevant to our opinion, (B) all copies of any such documents are true, accurate and complete and have been and will continue to be implemented in accordance with their terms, (C) all signatures are genuine, and (D) all documents have been or will be, as the case may be, timely and properly executed.

Board of Directors
McEwen Mining Inc.
July 10, 2024

2.
There will have been, by the Effective Time, or at such other time as contemplated in the Agreement, due execution and delivery of all documents, where due execution and delivery are prerequisites to the effectiveness thereof.

3.
To the extent relevant to our opinion, all representations, warranties, and statements made or agreed to by the Company, Timberline, and Merger Sub, their respective managers, employees, officers, directors, and stockholders in connection with the Merger, including, but not limited to, those in the Reviewed Documents, have been and will continue to be true, complete, and accurate in all respects.

4.
The Agreement is valid and binding in accordance with its terms. The Merger will be consummated in accordance with the Agreement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties, without amendment, waiver, or breach thereof) and the Registration Statement.

Opinion

The information in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger” to the extent that such information purports to describe provisions of U.S. federal income tax law or legal conclusions with respect thereto, represents the opinion of Hogan Lovells US LLP.

In addition to the assumptions set forth above, this opinion letter is subject to the exceptions, limitations, and qualifications set forth below:

1.
The opinion set forth in this letter is based on relevant current provisions of the Code, the Treasury Regulations promulgated thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress, and the courts (as applicable), which change may or may not be retroactive in effect and which might result in material modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, nor of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. Neither the Company nor Timberline has requested or will request a ruling from the IRS as to any of the U.S. federal income tax consequences addressed in this opinion letter. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, including on a retroactive basis, would not adversely affect the accuracy of the opinion expressed herein.

2.
This letter addresses only the specific tax opinion set forth above. Our opinion does not address any other U.S. federal, state, local, or non-U.S. tax consequences that will or may result any transaction contemplated by the Agreement.

Board of Directors
McEwen Mining Inc.
July 10, 2024

3.
Our opinion set forth herein is based upon, among other things, the description of the contemplated transactions (including the Merger) as set forth in the Agreement. No opinion is expressed unless all the transactions described in the Agreement (or otherwise contemplated in connection with the Merger) have been consummated in accordance with the terms of the Agreement (and also without amendment, waiver, or breach of any provision thereof), and also unless all of the representations, warranties, statements, and assumptions upon which we have relied are true, complete, and accurate at all times. In the event that the actual facts relating to any aspect of the relevant transactions differ from the terms of the Agreement (without amendment, waiver, or breach of any material provision thereof), or if any one of the representations, warranties, statements, or assumptions upon which we have relied to issue this opinion letter is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We undertake no responsibility by reason of this opinion letter or otherwise to advise you or any other person of any changes in our opinion subsequent to the delivery of this opinion letter. This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our prior written consent. Except as provided in the next sentence, this opinion letter may not be relied on by any other person, or for any other purpose, without our prior written consent, which may be withheld in our sole discretion. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to Hogan Lovells US LLP under the caption “Legal Matters” in the Registration Statement. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

HOGAN LOVELLS US LLP